                                                           Exhibit 23.2





                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1994, which appears on page 32 of the 1993 Annual Report to Stockholders of Pittway Corporation, which is incorporated by reference in Pittway Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of such Annual Report on Form 10-K.




/s/ Price Waterhouse
PRICE WATERHOUSE


Chicago, Illinois
July 27, 1994
























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